Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Reports First Quarter 2012 Financial Results

Milford, Massachusetts, April 24, 2012 - Waters Corporation (NYSE/WAT) reported today first quarter 2012 sales of $420 million, a decrease of 2% from sales of $428 million in the first quarter of 2011. In the quarter, the effect of foreign currency translation reduced sales growth by 2%. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter were $0.98, compared to $1.01 for the first quarter of 2011. On a non-GAAP basis, E.P.S. declined 4% to $1.00 compared to $1.04 in the prior year quarter. A description and reconciliation of GAAP to non-GAAP E.P.S. is attached and can also be found on the Company’s website at http://www.waters.com under the caption Investors.

Commenting on the quarter, Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Weaker sales in certain developing markets and slower release of capital budgets by several larger pharmaceutical firms were key factors that contributed to our top line results. Though the first quarter did not meet our expectations, we are confident in the strength of our competitive position and in the success of our key market initiatives.”

As communicated in a prior press release, Waters Corporation will webcast its first quarter 2012 financial results conference call this morning, April 24, 2012 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through May 1, 2012 at midnight eastern time, similarly by webcast and also by phone at 203-369-3785.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE:WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.85 billion in 2011 and 5,700 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events, including statements regarding customer acceptance of our products, expansion of our business in Asia and spending by certain end-markets that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital and maintain liquidity in volatile financial market conditions; the timing of and fluctuations in capital expenditures by the Company’s customers spanning multiple quarters or years, in particular, pharmaceutical companies, governments and universities; the ability to sustain and enhance service and consumable demand from the Company’s installed base of instruments; regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; the impact of changes in accounting principles and practices; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	March 31, 2012	December 31, 2011
Cash, cash equivalents and short-term investments	1,353,553	1,281,351
Accounts receivable	353,746	367,085
Inventories	233,362	212,864
Other current assets	82,818	80,804
Total current assets	2,023,479	1,942,104
Property, plant and equipment, net	238,955	237,095
Other assets	576,982	544,035
Total assets	2,839,416	2,723,234
Notes payable and debt	323,657	290,832
Accounts payable and accrued expenses	324,626	311,031
Total current liabilities	648,283	601,863
Long-term debt	700,000	700,000
Other long-term liabilities	203,602	194,793
Total liabilities	1,551,885	1,496,656
Total equity	1,287,531	1,226,578
Total liabilities and equity	2,839,416	2,723,234

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)
	Three Months Ended
	March 31, 2012	April 2, 2011
Net sales	$420,458	$427,603
Cost of sales	167,290	169,829
Gross profit	253,168	257,774
Selling and administrative expenses	117,119	117,124
Research and development expenses	23,347	22,254
Purchased intangibles amortization	2,485	2,501
Operating income	110,217	115,895
Interest expense, net	(5,722)	(3,370)
Income from operations before income taxes	104,495	112,525
Provision for income taxes	15,829	18,036
Net income	$88,666	$94,489
Net income per basic common share	$1.00	$1.03
Weighted-average number of basic common shares	88,992	91,649
Net income per diluted common share	$0.98	$1.01
Weighted-average number of diluted common shares and equivalents	90,269	93,313

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The Q1 2012 and Q1 2011 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, helps management and investors gain a better understanding of our core operating results and future prospects, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions, net of the effective applicable statutory tax rates. Management has excluded the following items:

•	Purchased Intangibles Amortization and Step-up expense were excluded to allow for comparisons of operating results that are consistent over periods of time.

•

Restructuring Costs, Asset Impairments and Acquisition-Related Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and to complete acquisitions are not indicative of normal operating costs.

	Q1 2012	Q1 2011
GAAP Selling and Administrative Expenses (including purchased intangible amortization)	$(119,604)	$(119,625)
Purchased Intangibles Amortization & Step-up Expenses	2,617	2,634
Restructuring Costs, Asset Impairments & Acquisition Costs	379	990

Adjusted Non-GAAP Selling & Administrative Expenses	$(116,608)	$(116,001)

GAAP Operating Income	$110,217	$115,895
Purchased Intangibles Amortization & Step-up Expenses	2,617	2,634
Restructuring Costs, Asset Impairments & Acquisition Costs	379	990

Adjusted Non-GAAP Operating Income	$113,213	$119,519

GAAP Provision for Income Taxes	$(15,829)	$(18,036)
Purchased Intangibles Amortization & Step-up Expenses	(839)	(796)
Restructuring Costs, Asset Impairments & Acquisition Costs	(256)	(308)

Adjusted Non-GAAP Provision for Income Taxes	$(16,924)	$(19,140)

GAAP Net Income	$88,666	$94,489
Purchased Intangibles Amortization & Step-up Expenses	1,778	1,838
Restructuring Costs, Asset Impairments & Acquisition Costs	123	682

Adjusted Non-GAAP Net Income	$90,567	$97,009

GAAP EPS	$0.98	$1.01
Purchased Intangibles Amortization & Step-up Expenses	0.02	0.02
Restructuring Costs, Asset Impairments & Acquisition Costs	0.00	0.01

Adjusted Non-GAAP EPS	$1.00	$1.04